                                REGISTRATION AGREEMENT



    THIS REGISTRATION AGREEMENT (this "Agreement") is entered into as of October 1, 1997 by Rocky Mountain Internet, Inc., a Delaware corporation ("RMII"), and Douglas H. Hanson (the "Shareholder").


                                       Recitals

    RMII and the Shareholder have entered into a Stock Purchase Agreement, of even date herewith, pursuant to which, among other things, RMII agreed to issue to the Shareholder 1,225,000 shares (the "Shares") of its common stock, $0.001 par value per share ("Common Stock") and to enter into a Warrant Agreement pursuant to which RMII will agree to issue to the Shareholder warrants to purchase 4,000,000 additional shares of Common Stock, subject to adjustment (the "Warrants"). The Shareholder also has entered into separate stock purchase agreements (the "Insider Stock Purchase Agreements") with four current shareholders of RMII pursuant to which the Shareholder has agreed to purchase an aggregate of 275,000 shares of Common Stock from said shareholders (the "Insider Shares").

    The Shares, the Warrants, the shares of Common Stock underlying the Warrants, and the Insider Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state.

    In consideration of the purchase of the Shares and the Warrants and to induce the Shareholder to enter into the Stock Purchase Agreement, RMII has agreed to undertake to register the Registrable Securities, as hereinafter defined, under the Securities Act and applicable state securities laws.

                                      Agreement

    1.   REGISTRATION OF REGISTRABLE SECURITIES BY RMII.

         (a) Not later than 30 days after the closing of the transactions contemplated by the Stock Purchase Agreement, RMII will use its commercially reasonable best efforts ("Best Efforts") to prepare and file a registration statement on Form S-1, or on any other form for the general registration of securities to be resold for cash (together with all exhibits and financial statements and schedules filed therewith and documents incorporated by reference therein, a "Registration Statement") with the Securities and Exchange Commission (the "Commission") to cover the Shares, the Warrants, the shares of Common Stock underlying the Warrants, and the Insider Shares, together with any other shares of capital stock of RMII issued or issuable in respect of such securities as a result of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations, or similar events (collectively, the "Registrable Securities").

         (b) RMII will use its Best Efforts to cause the Registration Statement to become effective and to effect the registration of the Registrable Securities under the Securities Act such that the Registrable Securities may be offered and sold by the Shareholder on a delayed or continuous basis in accordance with Rule 415 under the Securities Act. In connection with the preparation and filing of the Registration Statement and any amendments or supplements thereto, RMII will furnish to the Shareholder copies of all documents proposed to be filed, which documents will be subject to the Shareholder's review and reasonable approval with respect to any information contained therein concerning the Shareholder.

         (c) RMII will pay all expenses of the registration incurred by RMII, including without limitation legal and accounting fees and disbursements, blue sky fees and expenses, printing costs and related expenses arising out of the preparation, filing, amending and supplementing of the Registration Statement and any prospectus a part thereof, and not including fees and disbursements of counsel, accountants and other advisors for the Shareholder and underwriting commissions and discounts, brokerage commissions, agents fees and transfer taxes relating to the offer and sale of the Registrable Securities.

    2. REGISTRATION OF REGISTRABLE SECURITIES IN UNDERWRITTEN OFFERING. RMII agrees that, at the option of the Shareholder and upon receipt of written notice from the Shareholder as hereinafter required, it will include the Registrable Securities in any underwritten public offering of RMII equity securities for which a registration statement is filed within one year after the close of the transactions contemplated by the Stock Purchase Agreement and the Warrant Agreement. RMII will provide the Shareholder with at least 30 business days' written notice prior to the filing of a Registration Statement relating to any such underwritten offering. The Shareholder shall have 20 business days from the receipt of such notice from RMII within which to notify RMII in writing of an election to participate in the underwritten offering. If the Shareholder does not notify RMII of such election within such period, RMII shall have no further obligation to the Shareholder under this Section 2. Such inclusion shall be prior to the inclusion of any shares of RMII Common Stock held by any person other than the Shareholder and other than shareholders who received rights to register their shares of Common Stock prior to the date of this Agreement; provided, if, in the written opinion of the managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by RMII or the selling stockholder(s), will exceed the maximum amount of RMII's securities that can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, RMII shall nevertheless register all or any portion of the Registrable Securities required to be so registered but such securities shall not be sold by the Shareholder until such time after the offering has become effective as shall be agreed by and between the Shareholder and the managing underwriter or underwriters; provided further that, if any securities are registered for sale on behalf of other stockholders in such offering and such stockholders have not agreed to defer such sale until the expiration of such delay period, the number of securities to be sold by all stockholders in such public offering during such delay period shall be apportioned PRO RATA among all such selling shareholders, including the Shareholder, according to the total number of securities of RMII owned by said selling stockholders, including the Shareholder. Nothing in this Agreement shall diminish or otherwise adversely affect the rights of any shareholder or any other person who holds rights with respect to RMII's Common Stock under any existing contract or other arrangement.

    3. POSTPONEMENT OF REGISTRATION UNDER CERTAIN CIRCUMSTANCES. RMII shall be entitled to postpone for a reasonable period of time, not to exceed 90 days after providing notice to the Shareholder thereof, the filing of any Registration Statement under Section 1, if (i) at any time prior to the filing of such Registration Statement RMII determines, in its reasonable business judgment, that such registration and offering could interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving RMII or any of its subsidiaries or require RMII to disclose matters that otherwise would not be required to be disclosed at such time and (ii) RMII gives the Shareholder written notice of such postponement.

    4.   REGISTRATION PROCEDURES.

         (a) Subject to the provisions of Section 3, in connection with the registration of the Registrable Securities, RMII will, as expeditiously as possible:

              (i) subject to Section 4(b), prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus a part thereof (a "Prospectus," which term shall for all purposes of this Agreement include any amendments or supplements to such Prospectus) as are necessary to maintain the effectiveness of such Registration Statement and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the disposition of the Registrable Securities until all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition of the Shareholder, as set forth in the Registration Statement, or until counsel for RMII has in writing advised RMII and the Shareholder that such counsel is of the opinion that the Shareholder has no further obligation to comply with the registration requirements of the Securities Act or to deliver a Prospectus meeting the requirements of Section 10(a) of the Securities Act in connection with further sales of Registrable Securities by the Shareholder, but in no event shall RMII be required to maintain the effectiveness of any Registration Statement for a period of more than one year after the effective date thereof;

              (ii) furnish to the Shareholder two conformed copies of each Registration Statement and of each related amendment and supplement and in each case including all exhibits, a number of copies of the related Prospectus (including any related preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Shareholder reasonably requests to facilitate the disposition of the Registrable Securities;

              (iii) use its best reasonable efforts to register or qualify the Registrable Securities under the securities or blue sky laws of those jurisdictions within the United States which the Shareholder reasonably requests, provided that RMII reserves the right, in its sole discretion, not to register or qualify the Registrable Securities in any jurisdiction where the

Registrable Securities do not meet such jurisdiction's requirements for registration or qualification or where RMII would be required to consent to service of process;

              (iv) notify the Shareholder promptly (A) when a Registration Statement becomes effective; and (B) at any time when a Prospectus is required to be delivered under the Securities Act, of (I) the happening of any event as a result of which such Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances then existing, not misleading; (in which event RMII, at the request of the Shareholder, shall prepare, file with the Commission and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such Prospectus, so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances then existing, not misleading), (II) any request by the Commission for any amendment of or supplement to a Registration Statement or any Prospectus relating thereto or for additional information, (III) the issuance by the Commission of a stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings for such purpose, and (IV) the receipt by RMII of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of proceedings for such purpose; and

              (v) use its best reasonable efforts to list the Registrable Securities on the automated quotation system and/or securities exchanges upon which RMII's Common Stock is listed generally.

         (b) Notwithstanding any provision contained herein to the contrary, if at any time after the filing of a Registration Statement or after it is declared effective by the Commission, RMII determines, in its reasonable business judgment, that such registration and offering could interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving RMII or any of its subsidiaries or require RMII to disclose matters that otherwise would not be required to be disclosed at such time, then RMII may require the suspension by the Shareholder of the distribution of the Registrable Securities by giving written notice to the Shareholder of such circumstance. In the event such notice is given, then until RMII has determined, in its reasonable business judgment, that such registration and offering would no longer interfere with the matters described in the preceding sentence and has given written notice thereof to the Shareholder, RMII's obligations under Section 1, if the Registration Statement has not been declared effective, or under Section 4(a)(i), if the Registration Statement has become effective, will be suspended. In the event of a suspension pursuant to this Section 4(b) after a Registration Statement has been declared effective, the applicable period of effectiveness of such Registration Statement referred to in Section 4(a)(i) will be extended by a number of days equal to the total number of days for which the distribution of Registrable Securities included in such Registration Statement has been suspended pursuant to this Section 4(b).

    5. CONDITIONS TO REGISTRATION. The Shareholder's right to have Registrable Securities included in a Registration Statement shall be subject to the following conditions or limitations:

         (a) The Shareholder shall furnish RMII in a timely manner with all information required by the applicable rules and regulations of the Commission, including without limitation the proposed method of sale or other disposition of the Registrable Shares, the identity of and compensation to be paid to any person to be employed in connection therewith, and all other information as RMII may reasonably require;

         (b) In the event that the Shareholder desires to sell and distribute Registrable Securities over a period of time, or from time to time, at then prevailing market prices, the Shareholder shall execute and deliver to RMII those written undertakings which RMII and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;

         (c) Upon the written request of RMII and the managing underwriter or underwriters, if any, of an underwritten offering of equity securities or debt securities convertible into equity securities of RMII, the Shareholder shall not sell publicly or otherwise transfer or dispose of any Registrable Securities or other equity securities of RMII held by the Shareholder during the period starting up to 45 days prior to RMII s good faith estimate of the date of filing with the Commission of, and ending on a date up to 60 days (or up to 90 days if so requested by the managing underwriter or underwriters) after the effective date of, a registration statement relating thereto, provided that RMII is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

         (d) To the extent that any Registrable Securities are included in an underwritten offering, the Shareholder shall execute an underwriting agreement containing customary terms including, without limitation, indemnification provisions, and such other agreements as may be reasonably requested by RMII and the managing underwriter or the underwriters; and

         (e) Upon written notice from RMII of the occurrence of any of the events specified in clause (B) of Section 4(a)(iv) or that, as set forth in
Section 4(b), the suspension by the Shareholder of the distribution of any of the Registrable Securities is required, then the Shareholder shall cease offering or distributing the Registrable Securities until such time as RMII shall notify the Shareholder in writing that offering and distribution of the Registrable Securities may recommence.

    6.   INDEMNIFICATION.

         (a) INDEMNIFICATION BY RMII. RMII will, to the extent permitted by law, indemnify and hold harmless the Shareholder, each other person, if any, who participates as an underwriter, broker or dealer in the offering or sale of the Registrable Securities by the Shareholder, and each other person, if any, who controls any such participating person within the meaning of the Securities Act, against any losses, claims, demands, damages or liabilities, joint or several, to which such indemnified person may become subject under the Securities Act or otherwise, insofar as the losses, claims, demands, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in a Registration Statement, a Prospectus or a preliminary or summary prospectus contained therein, any amendment or supplement thereto, or any document (or part thereof) incorporated by reference therein, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and RMII will reimburse each indemnified person for all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, demand, damage, liability, action or proceeding, except that RMII will not be liable in any such case to the extent that the loss, claim, demand, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such Registration Statement, Prospectus or preliminary or summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to RMII by or on behalf of the Shareholder or the indemnified person. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified person and shall survive the transfer of Registrable Securities by the Shareholder.

         (b)  INDEMNIFICATION BY SHAREHOLDER.    The Shareholder will, to the
extent permitted by law, indemnify and hold harmless RMII, each director of RMII, each officer of RMII who signs a Registration Statement, and each other person, if any, who controls RMII, against any losses, claims, demands, damages or liabilities, joint or several, to which RMII or such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as the losses, claims, demands, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in a Registration Statement, Prospectus or preliminary or summary prospectus contained therein, any amendment or supplement thereto, or any document (or part thereof) incorporated by reference therein, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with information furnished to RMII by or on behalf of the Shareholder. The Shareholder will reimburse RMII and each director, officer and controlling person for all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, demand, damage, liability, action or proceeding. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of RMII or such director, officer or controlling person and shall survive the transfer of Registrable Securities by the Shareholder.

         (c) NOTICES OF CLAIMS. Promptly after receipt by an indemnified party of a demand or notice of the commencement of any action or proceeding involving losses, claims, demands, damages or liabilities referred to in Section 6(a) or 6(b) (each, an "Indemnified Claim"), the indemnified party will, if a claim for indemnification is to be made against an indemnifying party, give written notice to the indemnifying party of the Indemnified Claim;

provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6(a) or 6(b), except to the extent that the indemnifying party is materially prejudiced by the failure to give notice. Unless in the reasonable judgment of counsel for an indemnifying party a conflict of interest exists between such indemnifying party and the indemnified party or parties with respect to the Indemnified Claim, each indemnified party agrees to permit the indemnifying party to assume the defense of the Indemnified Claim with counsel reasonably satisfactory to the indemnified party or parties. If the indemnifying party is not entitled to, or elects not to, assume the defense of an Indemnified Claim, it will not be obligated to pay the fees and expenses of more than one counsel for such indemnified party or parties with respect to the Indemnified Claim. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of the Indemnified Claim.

         (d)  CONTRIBUTION.  If the indemnification provided for in Section
6(a) or 6(b) from the indemnifying party is unavailable to an indemnified party in respect of any losses, claims, demands, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by each indemnified party as a result of such losses, claims, demands, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and of the indemnified party or parties on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

    The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not liable for such fraudulent misrepresentation.

         (e) JURISDICTION; SERVICE OF PROCESS. Any action or proceeding by either party seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against the other party in the courts of the State of Colorado, City and County of Denver, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

    7. EXPENSES. Except as otherwise specifically provided in this Agreement, each party shall pay his or its own expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of his or its counsel for all activities of counsel undertaken pursuant to this Agreement.

    8. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by telecopier, or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed (a) if to the Purchaser, at the Purchaser's address or telecopier number set forth below, or at such other address or telecopier number as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its address or telecopier number set forth below and addressed to the attention of the Corporate Secretary, or at such other address or telecopier number as the Company shall have furnished to the Purchaser. Such notices and communications shall be sent or delivered as follows:

    If to RMII, to:                    Rocky Mountain Internet, Inc.
                                       1099 Eighteenth Street
                                       30th Floor
                                       Denver, Colorado 80202
                        telephone:     303/672-0700
                        telecopy       303/672-0711

                                       With a Copy to:
                                       Robert Mintz, Esq.
                                       Sherman & Howard, L.L.C.
                                       633 Seventeenth Street
                                       Suite 3000
                                       Denver, Colorado 80202
                        telephone:     303/299-8001
                        telecopy:      303/298-0940

    If to the Shareholder, to:         Douglas H. Hanson
                                       2925 East Exposition Avenue
                                       Denver, Colorado 80209
                        telephone:     303/777-4311
                        telecopy:      303/777-4314

                                       With a Copy to:
                                       Ned A. Minor, Esq.
                                       Minor & Brown, P.C.
                                       650 South Cherry Street
                                       Suite 1100

                                       Denver, Colorado 80222
                        telephone:     303/320-1053
                        telecopy:      303/320-6330

    Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (x) in the case of personal delivery or delivery by telecopier, on the date of such delivery and verified, in the case of telecopier transmission, by confirmation of such transmission, (y) in the case of a nationally-recognized overnight courier, on the day such delivery is confirmed by such courier or by the recipient, and (z) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

    Any notice shall be deemed to be given when so mailed. Any notice so sent by rapid transmission shall be deemed to be given when transmitted, if such transmission is confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as the rapid transmissions and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, the party (or its agent) to whom it is given.

    9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings between them as to its subject matter.

    10. WAIVERS AND FURTHER AGREEMENTS. A waiver of any of the terms or conditions of this Agreement shall be in writing and shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision. No such written waiver shall be construed to effect a continuing waiver of the provision being waived, unless it specifically provides to the contrary, and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties agrees to execute all further instruments and documents and to take all further action as the other parties may reasonably require in order to effectuate the purposes and intent of this Agreement.

    11. AMENDMENTS. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

    12. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement and the rights provided hereunder shall be binding upon and shall inure to the benefit of the parties and their respective assigns, successors, heirs, executors and legal representatives.

    13. RESTRICTIONS ON TRANSFER OF REGISTRABLE SECURITIES. The Shareholder acknowledges that the Registrable Securities have not been registered under the Securities Act or the securities laws of any jurisdiction and may not be sold or transferred unless they are registered or RMII receives an opinion of counsel reasonably satisfactory to RMII that an exemption from applicable registration requirements is available. The certificates representing the Registrable Securities will bear a restrictive legend to the foregoing effect until such time as such Registrable Shares are the subject of an effective Registration Statement or until they are resold pursuant to a valid exemption from the registration requirements of the Securities Act and other applicable laws. The Shareholder agrees not to sell or otherwise transfer any Registrable Securities except in compliance with the Securities Act and other applicable laws and the provisions hereof. The Shareholder may pledge his Registrable Securities, provided the pledgee agrees in writing not to sell or otherwise transfer pledged Registrable Securities except in compliance with the Securities Act and other applicable laws.

    14. SEVERABILITY. Except as provided in Section 6(d), which shall not be severable from this Agreement, if any provision of this Agreement is held or deemed to be, or in fact is, invalid, inoperative or unenforceable for any reason, this Agreement shall be construed as though such invalid, inoperative or unenforceable provision had never been contained in this Agreement.

    15. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, regardless of the laws which might otherwise be applicable under principles of conflicts of law.

    16. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which need not be executed by each of the parties and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereby acknowledge and agree that execution of a facsimile copy of this Agreement by either party and delivery of a copy this Agreement bearing the facsimile signature of either party shall constitute the valid and binding execution and delivery of this Agreement, and facsimile copies of this Agreement bearing the facsimile signature of either party shall constitute an original document enforceable against such party.

    17. SECTION HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


SHAREHOLDER

/s/ Douglas H. Hanson
------------------------------------
Douglas H. Hanson


COMPANY

Rocky Mountain Internet, Inc., a Delaware corporation

By: /s/ David L. Evans
    --------------------------------
    David L. Evans

Title:   Executive Vice President



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